                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              G & L REALTY CORP.
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            (Exact Name of Registrant as Specified in its Charter)

                Maryland                                               95-449388
-----------------------------------------------         --------------------------------------
(State of Incorporation or Organization)                             (IRS Employer
                                                                   Identification No.)
        439 N. Bedford Drive
     Beverly Hills, California                                           90210
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(Address of principal executive offices)                             (zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                            Name of Each Exchange on
              Title of Each Class                           Which Each Class is to be
              to be so Registered                                  Registered
              -------------------                              -----------------
     % Series B Cumulative Preferred Stock                   New York Stock Exchange
-----

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
--------------------------------------------------------------------------------
                               (Title of class)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         A description of the _____% Series B Cumulative Preferred Stock (the "Series B Preferred Stock") to be registered hereunder is contained in the section entitled "Description of Series B Preferred Stock" in the Prospectus included in the Registrant's Form S-11 Registration Statement, No. 333-38843, as filed on October 27, 1997 with the Securities and Exchange Commission and filed pursuant to Rule 430 of the Securities Act of 1933, as amended. Such description is incorporated herein by reference.

Item 2.  Exhibits.
         --------

Exhibit No.     Description
-----------     -----------

2.1(1)          Amended and Restated Articles of Incorporation of Registrant.
2.2(2)          Amended and Restated Bylaws of Registrant.
2.3(3)          Form of Articles Supplementary relating to the Series A
                Preferred Stock.
2.4(4)          Form of Articles Supplementary relating to the Series B
                Preferred Stock.
2.5(4)          Specimen Share Certificate for the Series B Preferred Stock

------------------------------------

(1) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-11 and amendments thereto (File No. 33-68984) and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.

(3) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-11 and amendments thereto (File No. 333-24911) and incorporated herein by reference.

(4) To be filed as an exhibit to the Registrant's amendment to its Registration Statement on Form S-11, No. 333-38843, as filed on October 27, 1997.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               G & L REALTY CORP.

Date:  October 28, 1997                        By:  /s/  Quentin Thompson
                                                    --------------------------
                                                         Quentin Thompson
                                                    Chief Accounting Officer,
                                                     Treasurer and Secretary



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